Castlight Health Announces First Quarter 2017 Results

Total Revenue of $27.7 Million, Up 22% Y-o-Y
GAAP & Non-GAAP Gross Margin Increased by 1,100 Basis Points Y-o-Y
GAAP & Non-GAAP Operating Loss Reduced by $6 Million and $7 Million Y-o-Y, Respectively

SAN FRANCISCO - April 26, 2017 - Castlight Health, Inc. (NYSE:CSLT), a leading health benefits platform provider, today announced results for its first quarter ended March 31, 2017.

“With the completion of the Jiff acquisition, Castlight now offers employers healthcare decision support, wellness, and a benefits hub in the most comprehensive health benefits platform on the market,” said John Doyle, chief executive officer of Castlight. “With more than 240 customers, Castlight is leading the way to digital health solutions that lower costs and improve employee well-being. We are in a great position to achieve our growth and cash flow objectives for the year.”
Financial Performance for the Three Months Ended March 31, 2017

•	Total revenue for the first quarter of 2017 was $27.7 million, an increase of 22% from the first quarter of 2016. Subscription revenue was $25.8 million, an increase of 22% on a year-over-year basis.

•
Gross margin for the first quarter of 2017 was 70.3%, compared to a gross margin of 59.3% in the first quarter of 2016. Non-GAAP gross margin for the first quarter of 2017 was 73.9% compared to a non-GAAP gross margin of 62.9% in the first quarter of 2016.

•
Operating loss for the first quarter of 2017 was $15.0 million, compared to an operating loss of $21.4 million in the first quarter of 2016. Non-GAAP operating loss for the first quarter of 2017 was $5.5 million, compared to a non-GAAP operating loss of $13.0 million in the first quarter of 2016.

•
Net loss per basic and diluted share was $0.14 in the first quarter of 2017, compared to a net loss per basic and diluted share of $0.22 in the first quarter of 2016. Non-GAAP net loss per basic and diluted share for the first quarter of 2017 was $0.05, compared to a net loss per basic and diluted share of $0.13 in the first quarter of 2016. For both GAAP and non-GAAP purposes, the weighted average basic and diluted share count for the first quarter of 2017 was 104.9 million compared to 96.3 million in the first quarter of 2016.

•
Total cash, cash equivalents and marketable securities were $103.2 million at the end of the first quarter of 2017. Cash used in operations for the first quarter of 2017 was $10.9 million, compared to $14.0 million used in operations in the first quarter of 2016.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Castlight provided 2017 non-GAAP pro forma revenue guidance of $138 to $142 million when the Company announced its strategic acquisition of Jiff on January 4, 2017. The Jiff transaction closed on April 3, 2017, and the Company is now providing 2017 GAAP revenue outlook for the combined company based on Jiff’s inclusion in Castlight’s financial results beginning the second quarter and incorporating the impact of the write down of deferred revenue associated with purchase accounting.

For the full year 2017, the Company expects GAAP revenue in the range of $132 million to $136 million dollars. A table included in this press release reconciles the full year GAAP revenue guidance with the previously-issued non-GAAP pro forma revenue range. Castlight expects full year 2017 non-GAAP operating loss in the range of $31 to $35 million and non-GAAP net loss per share of approximately $0.24 to $0.28  based on approximately 125 to 127 million shares.

Quarterly Conference Call

Castlight Health will host a conference call to discuss its first quarter 2017 results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations website at http://ir.castlighthealth.com. In addition, an archive of the webcast can be accessed through the same link. The conference call can also be accessed by dialing (877) 201-0168. The conference ID number is 5616869. A replay will be available for one week at (800)585-8367, passcode 5616869.

About Castlight Health

Our mission is to empower people to make the best choices for their health and to help companies make the most of their health benefits. We offer a health benefits platform that engages employees to make better healthcare decisions and can guide them to the right program, care, and provider. The platform also enables benefit leaders to communicate and measure their programs while driving employee engagement with targeted, relevant communications. Castlight has partnered with enterprise customers, spanning millions of lives, to improve healthcare outcomes, lower costs, and increase benefits satisfaction.

For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook.

Non-GAAP Financial Measures

To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP pro forma revenue, non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. Non-GAAP pro forma revenue excludes the impact of the deferred revenue write-down and includes Jiff first quarter 2017 revenue. Non-GAAP gross margin, non-GAAP operating expense, and non-GAAP operating loss exclude stock-based compensation, litigation settlement, charges related to a reduction in workforce, capitalization and amortization of internal-use software and charges related to the acquisition and the associated tax impact of these items, where applicable. For a detailed explanation of these non-GAAP measures, refer to Appendix A.

We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance.

We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating loss and net loss per share guidance for the full year 2017 to comparable GAAP operating loss and net loss per share guidance because we do not provide guidance for stock-based compensation expense, capitalization and amortization of internal-use software and charges related to the acquisition, which are reconciling items between GAAP and non-GAAP operating loss. The factors that may impact our future stock-based compensation expense and capitalization and amortization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort. Factors include our market capitalization and related volatility of our stock price and our inability to project the cost or scope of internally produced software and charges related to the proposed acquisition for the year.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP.

Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor For Forward-Looking Statements

This press release contains forward-looking statements about Castlight Health’s expectations, plans, intentions, and strategies, including, but not limited to, statements regarding Castlight

Health’s 2017 full year projections, estimates of purchase accounting adjustments, our expectations for future performance of our business, market growth and business conditions, future innovation by the company and future developments with respect to the digital healthcare industry. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Castlight Health’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements.

Copyright 2017 Castlight Health, Inc. Castlight Health® is the registered trademark of Castlight Health, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,198	$48,722
Marketable securities	47,007	65,882
Accounts receivable, net	16,497	14,806
Deferred commissions	7,861	8,218
Prepaid expenses and other current assets	4,578	3,382
Total current assets	132,141	141,010
Property and equipment, net	5,106	5,285
Restricted cash, noncurrent	1,144	1,144
Deferred commissions, noncurrent	3,734	5,050
Other assets	5,276	4,677
Total assets	$147,401	$157,166
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,462	$2,288
Accrued expenses and other current liabilities	5,344	6,369
Accrued compensation	6,111	9,443
Deferred revenue	33,576	30,623
Total current liabilities	47,493	48,723
Deferred revenue, noncurrent	5,379	5,245
Other liabilities, noncurrent	1,193	1,236
Total liabilities	54,065	55,204
Stockholders’ equity	93,336	101,962
Total liabilities and stockholders’ equity	$147,401	$157,166

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue:
Subscription	$25,766	$21,037
Professional services	1,979	1,680
Total revenue	27,745	22,717
Cost of revenue:
Cost of subscription (1)	4,246	4,136
Cost of professional services (1)	3,988	5,113
Total cost of revenue	8,234	9,249
Gross profit	19,511	13,468
Operating expenses:
Sales and marketing (1)	14,443	16,282
Research and development (1)	11,071	10,085
General and administrative (1)	8,998	8,545
Total operating expenses	34,512	34,912
Operating loss	(15,001)	(21,444)
Other income, net	192	89
Net loss	$(14,809)	$(21,355)
Net loss per share, basic and diluted	$(0.14)	$(0.22)
Weighted-average shares used to compute basic and diluted net loss per share	104,935	96,291
_______________________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2017	2016
Cost of revenue:
Cost of subscription	$127	$108
Cost of professional services	461	477
Sales and marketing	2,154	2,235
Research and development	1,790	1,405
General and administrative	1,295	1,269

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Operating activities:
Net loss	$(14,809)	$(21,355)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	698	783
Stock-based compensation	5,827	5,494
Amortization of deferred commissions	2,089	1,162
Accretion and amortization of marketable securities	64	176
Changes in operating assets and liabilities:
Accounts receivable	(1,691)	(1,282)
Deferred commissions	(416)	(289)
Prepaid expenses and other assets	(1,183)	36
Accounts payable	177	605
Accrued expenses and other liabilities	(4,755)	(3,732)
Deferred revenue	3,087	4,412
Net cash used in operating activities	(10,912)	(13,990)
Investing activities:
Purchase of property and equipment	(166)	(466)
Purchase of marketable securities	(16,007)	(29,486)
Maturities of marketable securities	34,799	58,637
Net cash provided by investing activities	18,626	28,685
Financing activities:
Proceeds from the exercise of stock options	374	1,266
Payments of issuance costs related to equity	(612)	—
Net cash used in (provided by) financing activities	(238)	1,266

Net increase in cash and cash equivalents	7,476	15,961
Cash and cash equivalents at beginning of period	48,722	19,150
Cash and cash equivalents at end of period	$56,198	$35,111

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Gross profit:
GAAP gross profit subscription	$21,520	$23,912	$16,901
Stock-based compensation	127	139	108
Amortization of internal-use software	244	244	244
Non-GAAP gross profit subscription	$21,891	$24,295	$17,253
GAAP gross margin subscription	83.5%	84.9%	80.3%
Non-GAAP gross margin subscription	85.0%	86.3%	81.9%

GAAP gross loss professional services	$(2,009)	$(2,417)	$(3,433)
Stock-based compensation	461	493	477
Acquisition related costs	147	—	—
Non-GAAP gross loss professional services	$(1,401)	$(1,924)	$(2,956)
GAAP gross margin professional services	(102)%	(139)%	(204)%
Non-GAAP gross margin professional services	(71)%	(111)%	(176)%

GAAP gross profit	$19,511	$21,495	$13,468
Impact of non-GAAP adjustments	979	876	829
Non-GAAP gross profit	$20,490	$22,371	$14,297
GAAP gross margin	70.3%	71.9%	59.3%
Non-GAAP gross margin	73.9%	74.8%	62.9%
Operating expense:
GAAP sales and marketing	$14,443	$13,923	$16,282
Stock-based compensation	(2,154)	(2,199)	(2,235)
Acquisition related costs	(405)	—	—
Non-GAAP sales and marketing	$11,884	$11,724	$14,047
GAAP research and development	$11,071	$9,841	$10,085
Stock-based compensation	(1,790)	(1,659)	(1,405)
Acquisition related costs	(267)	—	—
Non-GAAP research and development	$9,014	$8,182	$8,680
GAAP general and administrative	$8,998	$6,957	$8,545
Stock-based compensation	(1,295)	(1,267)	(1,269)
Litigation settlement	(250)	—	(2,735)
Acquisition related costs	(2,340)	(1,731)	—
Non-GAAP general and administrative	$5,113	$3,959	$4,541
GAAP operating expense	$34,512	$30,721	$34,912
Impact of non-GAAP adjustments	(8,501)	(6,856)	(7,644)
Non-GAAP operating expense	$26,011	$23,865	$27,268
Operating loss:
GAAP operating loss	$(15,001)	$(9,226)	$(21,444)
Impact of non-GAAP adjustments	9,480	7,732	8,473
Non-GAAP operating loss	$(5,521)	$(1,494)	$(12,971)
Net loss and net loss per share:
GAAP net loss	$(14,809)	$(9,098)	$(21,355)
Total pre-tax impact of non-GAAP adjustments	9,480	7,732	8,473
Income tax impact of non-GAAP adjustments	—	—	—
Non-GAAP net loss	$(5,329)	$(1,366)	$(12,882)
GAAP net loss per share, basic and diluted	$(0.14)	$(0.09)	$(0.22)
Non-GAAP net loss per share, basic and diluted	$(0.05)	$(0.01)	$(0.13)
Shares used in basic and diluted net loss per share computation	104,935	103,976	96,291

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP PRO FORMA REVENUE
(In millions)
(unaudited)

Annual Guidance
2017

GAAP revenue guidance	$132-136
Add back:
Deferred revenue fair value adjustment (1)	1.9
Jiff revenue Q1’17 (2)	3.7
Non-GAAP pro forma revenue guidance (3)	$138-142

(1) The close date of the Jiff acquisition occurred on April 3, 2017, subsequent to our fiscal quarter end. Accordingly, the deferred revenue fair value adjustment is a preliminary estimate and is subject to change upon the completion of purchase accounting. The impact on revenue related to purchase accounting as a result of these transactions limits the comparability of revenue between periods. While the deferred revenue written down in connection with Castlight’s acquisition of Jiff will never be recognized as revenue under GAAP, we do not expect the acquisition to have an impact on future renewal rates of the contracts included within the deferred revenue write-down, nor do we expect revenue generated from new service and subscription contracts to be similarly impacted by purchase accounting adjustments. If this adjustment was not made, Castlight’s future revenue growth rates could appear overstated.

(2) Non-GAAP pro forma revenue guidance combines the results of Jiff and Castlight as if Jiff was acquired at the beginning of our fiscal year 2017 and, therefore, includes Jiff’s first quarter 2017 revenue as conformed to Castlight accounting policy.

(3) We believe presenting non-GAAP pro forma revenue guidance to include the impact of Jiff’s first quarter revenue as if the transaction had been completed at the beginning of our fiscal year 2017, and excluding the impact of deferred revenue write-down, will aid in the comparability between periods and in assessing our overall operating performance. We have performed an initial review of Jiff’s accounting policies, upon comprehensive review, we may identify other differences among the accounting policies of Castlight and Jiff that, when conformed, could have an impact on future revenue. Non-GAAP pro forma revenue has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for GAAP revenue. Other companies in our industry may calculate this measure differently, which may limit its usefulness as a comparative measure.

Appendix A: Explanation of Non-GAAP Financial Measures

Deferred revenue fair value adjustment: In connection with the acquisition of Jiff, the deferred revenue balances from Jiff products were required to be written down due to purchase accounting in accordance with GAAP. While the deferred revenue written down in connection with the acquisitions will never be recognized as revenues under GAAP, we do not expect the acquisition of Jiff to have an impact on future renewal rates of the contracts included within the deferred revenue writedown, nor do we expect revenues generated from new service and subscription contracts to be similarly impacted by purchase accounting adjustments.

Jiff revenue Q1’17: An adjustment to Jiff’s revenue to adhere to Castlight’s accounting policies, in connection with the acquisition of Jiff.

Stock-based compensation: A non-cash expense arising from the grant of stock-based awards to employees.

Litigation settlement: Represents settlements of lawsuits related to Castlight’s initial public offering and the acquisition of Jiff in the first quarter of 2016 and 2017, respectively.

Reduction in workforce: Expenses associated with the program Castlight undertook in the second quarter of 2016 to reduce the Company's workforce by fourteen percent.

Capitalization and amortization of internal-use software: Development costs incurred during the application development stage of our cloud-based service that we capitalize. Capitalized software development costs are included as part of property, plant and equipment and are amortized on a straight-line basis over the technology's estimated useful life.

Acquisition related costs: Transaction and integration costs associated with the Jiff acquisition. These costs include all incremental expenses incurred to effect a business combination. Acquisition costs include advisory, legal, accounting, valuation, and other professional or consulting fees. Integration costs include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee related costs.

Castlight Media Contact:
Courtney Lamie
press@castlighthealth.com
276-492-4248

Castlight Investor Contact:
Gary J. Fuges, CFA
ir@castlighthealth.com
415-829-1680